CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Plum Creek Timber Company, Inc. on Form S-4 of our report dated January 26, 1999, on our audits of the combined financial statements of Plum Creek Timber Company, L.P. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in Plum Creek Timber Company, L.P.'s Annual Report on Form 10-K for the year ended December 31, 1998.


PricewaterhouseCoopers LLP


Seattle, Washington
March 22, 1999